Exhibit 10.33

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (this “Amendment”) is entered into as of February 12, 2019,  by and among (a) Tactile Systems Technology, Inc., a Delaware corporation (dba Tactile Medical) (“Borrower”), (b) the Lenders who are party to this Amendment and the Lenders who may become a party to this Amendment pursuant to the terms of the Credit Agreement (defined below) (collectively, the “Lenders”), and (c) Wells Fargo Bank, National Association, a national banking association, as Administrative Agent for the Lenders (“Agent”).  This Amendment is consented and agreed to by the Guarantors.

RECITALS

A. Borrower, Lenders and Agent are parties to that certain Credit Agreement dated as of August 3, 2018 (as the same may be amended, restated or modified from time to time, the “Loan Agreement”).  Capitalized terms used but not defined in this Amendment have the meanings given to such terms in the Loan Agreement.

B. Borrower has requested that Lenders and Agent permit certain amendments and modifications to the Loan Agreement.
C. Lenders and Agent have agreed to such modifications, but only upon the terms and conditions outlined in this Amendment.

TERMS OF AGREEMENT

In consideration of the mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower, Lenders and Agent hereby agree as follows:

1. Amendment and Restatement of Section 9.14. Section 9.14 of the Loan Agreement is amended and restated in its entirety as follows:

Section 9.14Capital Expenditures.  Permit the aggregate amount of all Capital Expenditures in any Fiscal Year to exceed the amount set forth below for such Fiscal Year (or for the 2021 Fiscal Year, from January 1, 2021 through August 3, 2021):

Fiscal Year	Amount
2018	$5,000,000
2019	$15,000,000
2020	$15,000,000
2021	$9,000,000
2. Representations and Warranties. Borrower represents and warrants as follows:

(a) All warranties and representations made under the Loan Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof(without duplication of any materiality qualifier contained therein), except to the extent such representation or warranty expressly relates to an earlier date (in which case, such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date).

(b) The execution and delivery by Borrower and Guarantor of this Amendment (i) are and will be within Borrower’s and Guarantor’s organizational powers; (ii) have been authorized by all necessary organizational action; (iii) are not and will not require any Governmental Approval or violate any Applicable Law relating to any Credit Party or any Subsidiary thereof where the failure to obtain such Governmental Approval or such violation could reasonably be expected to have a Material Adverse Effect; (iv) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument evidencing Indebtedness or a payment obligation in excess of the Threshold Amount to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (v) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens.

(c) This Amendment will be valid, binding and enforceable against Borrower and Guarantor in accordance with its respective terms.
(d) No Default or Event of Default has occurred under the Loan Agreement or any of the other Loan Documents.

3. Guaranties.  All guaranties of the Obligations remain in full force and effect, and all Guarantors hereby (a) consent to the modifications and changes in terms to the Loan Agreement described herein; and (b) reaffirm their guaranty obligations described in such guaranties.

4. Release and Waiver of Claims.  For purposes of this section, the term Lenders and Agents specifically include each of Lender’s and Agent’s predecessors, successors, affiliates, and all of their past, present and future officers, trustees, directors, members, agents, contractors, employees, consultants, attorneys, assigns, insurers, stockholders, and representatives, and each of them (whether or not any of the same were acting within or without the scope of employment or engagement).  The release and waiver of claims of this section is to be construed broadly in favor of Lenders and Agent and against Borrower and Guarantor.  Borrower and Guarantor hereby jointly and severally affirm that they do not have any defense, claim, offset, counterclaim or other claim or action (whether known or unknown) against Lenders or Agent including, but not limited to, with respect to the Loans, the Loan Agreement or the Loan Documents, or arising out of negotiations prior to and/or contemporaneous with the execution of this Amendment, and that even if such claim, action, defense, offset or counterclaim exists or might exist on the date hereof (whether known or unknown), Borrower and Guarantor hereby knowingly and jointly and severally forever waive, release and relinquish the same.  Borrower and Guarantor acknowledge that the relationship between Borrower and Guarantor, on the one hand, and Lenders and Agent, on the other hand, has been solely a borrower-lender relationship, that Lenders and Agent have not exercised control over Borrower, Guarantor or any of their respective operations, and that Borrower and Guarantor are not acting under any duress or coercion in connection with the execution of this Amendment.  Borrower and Guarantor represent and warrant that they have obtained the advice of independent legal counsel, or have had the opportunity to obtain their own legal counsel and have knowingly declined to obtain such legal counsel, with respect to their execution of this Amendment and the matters set forth herein.

5. Effectiveness of Prior Documents.  Except as specifically amended hereby, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.  All covenants, warranties and representations contained in the Loan Agreement and the other Loan Documents are hereby reconfirmed as of the date hereof.  All Collateral previously provided to

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secure the Loan Agreement and the Loan Documents continues as security, and Borrower and Guarantor reaffirm all of their obligations under any Loan Document to which it is a party.  This is an amendment, not a novation.

6. Reimbursement of Agent’s Expenses.  Borrower hereby agrees to reimburse Agent for all reasonable and documented out of pocket costs and expenses relating to this Amendment.  Borrower hereby authorizes Agent, at its option, to debit any account of Borrower held with the Lenders for the payment of such fees, costs and expenses.

7. No Waiver of Defaults; Warranties.  The execution of this Amendment shall not be deemed to be a waiver of any Default or Event of Default under the Loan Agreement or Loan Documents, whether or not known and whether or not existing on the date of this Amendment.  Lenders and Agent expressly reserve all of their rights and remedies under the Loan Agreement and Loan Documents with respect to any existing or future Defaults or Events of Default under the Loan Agreement or other Loan Documents, including this Amendment. All agreements, representations and warranties made herein shall survive the execution of this Amendment.

8. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be considered an original, but when taken together shall constitute one document.

9. Final Expression.  This written Amendment is a final expression of the agreement between Lenders, Agent, Borrower and Guarantor relating to the subject matter hereof, and this written agreement may not be contradicted by evidence of any alleged oral agreement.

10. Governing Law.  The governing law, submission to jurisdiction, waiver of venue, service of process and waiver of jury trial provisions set forth in Sections 12.5 and 12.6 of the Loan Agreement are incorporated herein by reference and apply to this Amendment.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

BORROWER:

TACTILE SYSTEMS TECHNOLOGY, INC.

By: /s/ Brent Moen
Name: Brent Moen
Title: CFO

Consented and Agreed to By:

GUARANTOR:

SWELLING SOLUTIONS, INC.

By: /s/ Brent Moen
Name: Brent Moen
Title: CFO

[Borrower and Guarantor Signature Page to First Amendment to Credit Agreement]

AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By: /s/ Sara Barton
Name: Sara Barton
Title: Vice President

[Lenders and Agent Signature Page to First Amendment to Credit Agreement]